Exhibit 10.1

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement (this “Amendment”) dated this 27th day of April, 2021, by and among Bespoke Extracts, Inc., a Nevada corporation (the “Company”) and Danil Pollack (the “Executive”).

WHEREAS, the Company and Executive are party to an employment agreement, dated April 22, 2020, as amended by amendment No. 1 thereto, dated September 30, 2020 (as amended, the “Employment Agreement”);

WHEREAS, the Company and Executive desire to amend the Employment Agreement as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1.       The last sentence of Section 3(a) of the Employment Agreement is hereby amended to read as follows:

Effective commencing April 1, 2021, the Company shall pay Executive an annual salary of $66,000. The Company may in its sole discretion at any time pay additional compensation to Executive as a bonus.

2.       Except as modified herein, the terms of the Employment Agreement shall remain in full force and effect.

3.       This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile or email shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BESPOKE EXTRACTS, INC.

By: /s/ Danil Pollack

Name: Danil Pollack

Title: Chief Executive Officer

/s/ Danil Pollack

Danil Pollack